Exhibit 23(a)
Consent of Independent Registered Public Accounting Firm — Skoda Minotti
We consent to the incorporation by reference in Registration Statements on Form S-8 pertaining to the 1994 Stock Option Plan and the 2002 Stock Incentive Plan, of our report dated February 26, 2010, with respect to the consolidated financial statements and schedules of Bancinsurance Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2009.
/s/ Skoda Minotti
Mayfield Village, Ohio
March 1, 2010